EXHIBIT 99.1

PNM Resources Reports 3rd Quarter Earnings
Cost-cutting, work force reductions set path to improve regulated operations
2007 ongoing earnings guidance range affirmed

2007 THIRD QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) earnings per diluted share of $0.11, down from $0.62 per diluted share in 2006
•	Afton Generating Station impairment write-down impacts GAAP earnings
•	Ongoing diluted EPS of $0.41, compared with $0.62 diluted EPS in 2006
•	Lower First Choice Power earnings impact financial results
•	Strong regulated load growth largely offset by reduced coal plant operations and higher purchase power costs
•	Work force to be reduced 15 percent by 2009

(ALBUQUERQUE, N.M.)– PNM Resources (NYSE: PNM) today reported unaudited third quarter 2007 consolidated ongoing earnings of $31.8 million, or $0.41 per diluted share, compared with $43.8 million, or $0.62 per diluted share in 2006. GAAP earnings were $8.4 million, or $0.11 per diluted share, compared with $43.5 million, or $0.62 per diluted share in 2006. Earnings per share were impacted by a 9.6 percent increase in average diluted shares outstanding.

Ongoing earnings are adjusted to exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. For the quarter, ongoing earnings exclude mark-to-market losses of $5.8 million in 2007 after-tax, or $0.07 per diluted share. Reconciliations of quarterly and year-to-date GAAP earnings to ongoing earnings are provided on accompanying Schedules 1 and 2.

“Our third quarter earnings reflect reduced contributions from First Choice Power and our Wholesale segment,” said Jeff Sterba, PNM Resources chairman, president and CEO. “Despite strong customer growth of more than 7 percent, tighter per megawatt-hour margins and weather impacted First Choice Power’s earnings.

“Our Wholesale business performance was down compared with last year because of weaker market conditions in 2007 and the contribution of the Twin Oaks Power facility to the EnergyCo joint venture, which was the first step in restructuring our long-term unregulated business strategy.”

“Regarding the performance of our regulated utilities, we committed last quarter to implement plans that will improve our operations and further streamline our cost structure,” Sterba said. “Today, we are taking the first steps that will improve the utilities’ and corporation’s financial strength. Key subsequent steps will be our success in coal and nuclear plant performance, receiving fair and reasonable regulatory treatment from state regulators and other corporate business enhancements.”

2007 THIRD QUARTER CONSOLIDATED PERFORMANCE SUMMARY

Texas experienced the wettest summer on record and, despite a significantly hotter September, finished the quarter with a slight decrease in cooling-degree days, compared with 2006. First Choice Power per-customer usage decreased 7.3 percent, compared with 2006.

For PNM Electric, New Mexico’s second-hottest August in 60 years, combined with higher September temperatures and load growth of 3.7 percent, resulted in a 9.7 percent increase in sales volumes. The impact of load growth and warmer temperatures, however, was more than offset by higher coal costs and outages at the San Juan Generating Station, which had an equivalent availability factor of 85.8 percent, compared with 95.7 percent in 2006.

Reflected in lower GAAP earnings is a non-recurring charge of $11.8 million, or $0.15 per diluted share, related to the conversion and expansion of the Afton Generating Station. In 2006, state regulators approved a stipulation allowing PNM to convert Afton to a combined-cycle plant and bring the facility into retail rates, capping the allowable recovery amount at $187.6 million. Total Afton costs will exceed the stipulated cap and will not be recoverable in rates, resulting in the approximate $11.8 million after-tax write-down. Overall construction and expansion costs increased due to start-up problems and issues with the new turbine and generator, as well as higher labor and commodity costs. Afton was declared commercial on Oct. 12 and will operate as a merchant plant until it is allowed into PNM’s retail rates on approximately May 7, 2008.

YEAR-TO-DATE CONSOLIDATED PERFORMANCE SUMMARY

For the nine months ended Sept. 30, 2007, ongoing earnings totaled $75.4 million, or $0.96 per diluted share, compared with $88.7 million, or $1.27 per diluted share in 2006. Ongoing earnings exclude mark-to-market losses of $8.7 million after-tax, or $0.11 per diluted share. GAAP earnings for the first nine months of 2007 totaled $58.3 million, or $0.75 per diluted share, compared with $85.5 million, or $1.23 per diluted share in 2006. Year-to-date, the average number of diluted shares outstanding increased 12.0 percent.

Operations at Palo Verde improved with an EAF of 84.6 percent, compared with 68.6 percent during the same period in 2006. Coal unit availability declined due to planned and forced outages. San Juan had an EAF of 86.9 percent, compared with 90.2 percent in 2006, and the Four Corners Plant finished the first nine months of the year with an EAF of 74.8 percent, compared with 91.9 percent last year. Overall, plant performance improved consolidated earnings per diluted share by $0.07 in 2007 compared with 2006.

The main drivers of the decrease in consolidated ongoing earnings per diluted share comparing 2007 with 2006 include:

EnergyCo	$0.09
Plant performance	$0.07
TNMP stranded costs and carrying charges	$0.05
PNM Gas, growth and weather	$0.05
TNMP growth	$0.03
Other	$0.02
PNM Electric/Wholesale growth and weather	$(0.04)
Financing	$(0.05)
Coal costs	$(0.08)
Twin Oaks	$(0.13)
Dilution	$(0.14)
First Choice Power, excluding dilution	$(0.18)

In addition to the above year-to-date drivers, the company also incurred an additional $13.9 million, or $0.17 per diluted share, of non-recurring items and net unrealized mark-to-market losses on economic hedges in 2007 compared with 2006, as listed on Schedule 2.

THIRD QUARTER SEGMENT REPORTING OF EARNINGS

Regulated Operations

PNM– a vertically integrated electric and natural gas utility in New Mexico with distribution, transmission and generation assets.

Electric: Beginning in 2007, the PNM Electric segment includes the territory in southern New Mexico formerly served by TNMP.

•
PNM Electric reported GAAP and ongoing earnings of $18.5 million, or $0.24 per diluted share, compared with $16.8 million, or $0.24 per diluted share, in 2006. A 9.6 percent increase in the number of average diluted shares outstanding resulted in flat earnings per diluted share.

•
Reduced plant performance at base load coal plants, increased purchase power costs and increased coal costs more than offset the benefits of the transfer of TNMP-New Mexico operations to PNM, strong load growth of 3.7 percent and hotter weather.

Gas:

•
PNM Gas reported GAAP losses of $4.7 million, or $0.06 per diluted share, compared with losses of $5.2 million, or $0.07 per diluted share, in 2006. Ongoing losses were $4.5 million, or $0.06 per diluted share, compared with losses of $5.2 million, or $0.07 per diluted share, in 2006.

•	The implementation of new rates was offset by reduced per-customer usage.

TNMP –a transmission and distribution company in Texas.
Beginning in 2007, the TNMP Electric segment consists only of transmission and distribution operations located in Texas.

·	TNMP reported GAAP and ongoing earnings of $10.4 million, or $0.13 per diluted share, compared with $6.0 million, or $0.08 per diluted share in 2006.

•	The collection of the competitive transition charge, which began in December 2006, and strong load growth of 4.1 percent more than offset the transfer of New Mexico operations to PNM.

Unregulated Operations

PNM Wholesale– a business segment consisting of the generation and sale of electricity into wholesale markets in the West.

•
Wholesale reported GAAP losses of $1.2 million, or $0.02 per diluted share, compared with earnings of $17.4 million, or $0.25 per diluted share, in 2006. Ongoing earnings were $4.0 million, or $0.05 per diluted share, compared with earnings of $17.2 million, or $0.24 per diluted share, in 2006.

•
The decrease in earnings was largely associated with plant performance, less power available to sell into the wholesale market due to jurisdictional load growth and the transfer of the Twin Oaks Power facility to EnergyCo.

First Choice Power– a competitive retail electric provider in Texas.

•
First Choice Power reported GAAP earnings of $2.7 million, or $0.04 per diluted share, compared with $15.1 million, or $0.21 per diluted share, in 2006. Ongoing earnings were $3.2 million, or $0.04 per diluted share, compared with $15.1 million, or $0.21 per diluted share in 2006.

•	Higher purchase power costs and market-trading positions lowered retail margins and impacted results. Customer growth of 7.3 percent was offset by lower per-customer usage.

·	Average retail margin per megawatt-hour decreased from about $29 in 2006 to about $18 in 2007.

·
Trading margins decreased from a $1.4 million gain in 2006 to a $5.7 million loss in 2007, mainly driven by a decrease in value of market positions caused by lower market heat rates and lower natural gas prices.

Corporate/Other– a business segment that reflects costs at the holding company, PNM Resources. The segment includes Avistar and PNMR Services Company, which provides corporate services to PNM Resources, its subsidiaries and EnergyCo.

•
Corporate/Other reported GAAP losses of $23.8 million, or $0.30 per diluted share, compared with losses of $6.7 million, or $0.09 per diluted share, in 2006. Ongoing losses were $6.1 million, or $0.07 per diluted share, compared with losses of $6.1 million, or $0.09 per diluted share, in 2006.

•	The increase in GAAP losses is a result of increased non-recurring items in 2007 compared with 2006, as listed in Schedule 1.

EnergyCo –a business segment that is comprised of the joint venture between PNM Resources and a subsidiary of Cascade Investment, L.L.C.

•	EnergyCo contributed $6.4 million, or $0.08 per diluted share, to consolidated earnings.

•	The Twin Oaks Power facility finished the quarter with an EAF of 97.1 percent and the Altura Cogen facility had an EAF of 96.3 percent since its acquisition on Aug. 1 through Sept. 30.

COST-CUTTING INITIATIVES TO HELP STRENGTHEN REGULATED BUSINESSES

PNM Resources today also announced the company will implement a series of initiatives designed to manage future operational costs, improve efficiencies in the company’s regulated utilities and maintain financial strength.

Sterba said the first step in addressing rising utility costs is executing a multi-phase business improvement plan that will streamline internal processes and reduce the company’s work force by 15 percent during the next year. The first phase of the plan will eliminate about 5 percent of the company’s 3,300 positions on Nov. 2.

The improvement plan is expected to save the company approximately $35 million on a pre-tax, annualized basis, not including costs to achieve. A portion of the savings will be realized in 2008. Sterba said the company incurred an after-tax $7.6 million non-recurring charge in the third quarter, primarily related to severance-related costs.

“The decision to reduce our work force was made after a comprehensive cost structure and process analysis,” Sterba said. “The results showed that we excel in certain areas but there are other areas in which we can do a better job managing future costs for our customers.”

Sterba said planned utility-related process enhancements are designed to streamline business functions in such areas as credit and collections, billing and meter reading. He said the company plans to expand and promote its existing customer self-service options and other automated processes.

ONGOING EARNINGS GUIDANCE RANGE AFFIRMED

PNM Resources today also affirmed its 2007 ongoing earnings guidance range of $1.30 to $1.40 per diluted share. Management expects results to be in the lower end of the range. However, the risk of falling below the range exists if performance of base load coal plants and Palo Verde is reduced. The lack of a fuel adjustment mechanism to recover fuel and purchase power costs further illustrates the difficulty in stabilizing the company’s earnings.

The annual ongoing earnings guidance range excludes net unrealized mark-to-market gains and losses on economic hedges and does not predict changes in market prices for these types of transactions that will settle in future fiscal years.

“Beginning this quarter, PNM Resources will exclude from ongoing earnings economic hedging activity unless it is realized, or settled, in that reporting period,” said Chuck Eldred, PNM Resources executive vice president and CFO. “A large portion of our economic hedging activity – about 65 percent – will settle during 2008 and beyond and isn’t reflective of our current operations.”

THIRD QUARTER EARNINGS CALL

PNM Resources will announce third quarter earnings results and other company information during a conference call and Web cast at 9 a.m. EST Friday, Nov. 2.  Earnings will be announced after market closes on Nov. 1.

Speaking on the call will be Jeff Sterba, PNM Resources chairman, president and CEO, Chuck Eldred, executive vice president and CFO, and Pat Vincent, president of utilities.

Investors, analysts and other participants can access a live broadcast of the conference call on the company's website at www.PNMResources.com or by calling (888) 256-9128 in the United States or (913) 905-3164 outside the United States. Participants should ask to be connected to the PNM Resources earnings call. The call and presentation will be archived for one year on the company’s Web site. A transcript of the call also will be posted as soon as possible.

The telephone replay will be available through Nov. 9, 2007, by calling  (888) 203-1112 for U.S. callers and 719-457-0820 for international callers. Please use confirmation code 9824090 to access the replay.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2006 consolidated operating revenues of $2.5 billion. Through its utility and energy subsidiaries, PNM Resources serves electricity to approximately 835,000 homes and businesses in New Mexico and Texas and natural gas to nearly 490,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an unregulated energy technology company. With generation resources of more than 2,465 megawatts, PNM Resources and its subsidiaries market power throughout the Southwest, Texas and the West. In addition, the joint venture in which the company has a 50-percent ownership owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements.  The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  These factors include the risk that EnergyCo is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou Generating Station and implementation of the acquisition of the Lyondell facility, or that the Company and ECJV will not agree to make additional capital contributions to EnergyCo, the potential unavailability of cash from the Company’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the outcome of any appeals of the PUCT order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, conditions affecting the Company’s ability to access the financial markets, or EnergyCo’s access to additional debt financing following the utilization of its existing credit facility, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and EnergyCo generating units, and transmission systems, the ability to secure long-term power sales, the risk that the Company and its subsidiaries and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at the San Juan Generating Station, the expansion of the Afton Generating Station, and the EnergyCo Cedar Bayou Generating Station, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies.  For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s current and future Current Reports on Form 8-K, filed with the SEC.

PNM Resources
Schedule 1:

Reconciliation of GAAP to Ongoing Earnings
Third Quarter 2007

	PNM Resources		PNM Electric		PNM Gas		TNMP Electric		Wholesale		First Choice Power		EnergyCo		Corp./Other
	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted
Net Earnings Available to Common Shareholders	$8,372	$0.11	$18,539	$0.24	($4,708)	($0.06)	$10,412	$0.13	($1,232)	($0.02)	$2,745	$0.04	$6,377	$0.08	($23,761)	$ (0.30)

Adjustments to reconcile net earnings to net ongoing earnings (net of income tax efffects):

Acquisition Integration Costs	$0	$0.00													$0	$0.00
Business Improvement Plan	$7,591	$0.10													$7,591	$0.10
Sale of Turbine	($1,678)	($0.02)													($1,678)	($0.02)
Afton Write-Down	$11,780	$0.15													$11,780	$0.15
Economic Mark-to-Market	$5,770	$0.07	$0	$0.00	$162	$0.00	$0	$0.00	$5,187	$0.07	$421	$0.00	$0	$0.00	$0	$0.00

Total Adjustments	$23,463	$0.30	$0	$0.00	$162	$0.00	$0	$0.00	$5,187	$0.07	$421	$0.00	$0	$0.00	$17,693	$0.23

Net Ongoing Earnings Available to Common Shareholders	$31,835	$0.41	$18,539	$0.24	($4,546)	($0.06)	$10,412	$0.13	$3,955	$0.05	$3,166	$0.04	$6,377	$0.08	($6,068)	($0.07)

Average Diluted Shares         77,561

Reconciliation of GAAP to Ongoing Earnings
Third Quarter 2006

	PNM Resources		PNM Electric		PNM Gas		TNMP Electric		Wholesale		First Choice Power		EnergyCo		Corp./Other
	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted
Net Earnings Available to Common Shareholders	$43,520	$0.62	$16,808	$0.24	($5,173)	($0.07)	$5,990	$0.08	$17,449	$0.25	$15,114	$0.21	$0	$0.00	($6,668)	($0.09)

Adjustments to reconcile net earnings to net ongoing earnings (net of income tax efffects):

Acquisition Integration Costs	$568	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$568	$0.00
Economic Mark-to-Market	($272)	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	($272)	$0.00	$0	$0.00	$0	$0.00	$0	$0.00

Total Adjustments	$296	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	($272)	$0.00	$0	$0.00	$0	$0.00	$568	$0.00

Net Ongoing Earnings Available to Common Shareholders	$43,816	$ 0.62	$16,808	$0.24	($5,173)	($0.07)	$5,990	$0.08	$17,177	$0.25	$15,114	$0.21	$0	$0.00	($6,100)	$ (0.09)

Average Diluted Shares         70,561

11-1-07 Preliminary and unaudited

PNM Resources
Schedule 2:

Reconciliation of GAAP to Ongoing Earnings
Year-to-Date September 2007

	PNM Resources		PNM Electric		PNM Gas		TNMP Electric		Wholesale		First Choice Power		EnergyCo		Corp./Other
	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted
Net Earnings Available to Common Shareholders	$58,277	$0.75	$34,053	$0.44	$4,839	$0.06	$15,584	$0.20	$7,249	$0.09	$14,994	$0.19	$7,349	$0.09	($25,791)	$ (0.32)

Adjustments to reconcile net earnings to net ongoing earnings (net of income tax efffects):

Favorable Tax Decision	($16,037)	($0.21)													($16,037)	($0.20)
Acquisition Integration Costs	$0	$0.00													$0	$0.00
Twin Oaks III Impairment	$2,042	$0.02													$2,042	$0.02
Business Improvement Plan	$7,592	$0.10													$7,592	$0.10
Loss on Altura Contribution	$2,197	$0.03													$2,197	$0.03
Sale of Turbine	($1,678)	($0.02)													($1,678)	($0.02)
Afton Write-Down	$11,780	$0.15													$11,780	$0.15
JV Formation Costs	$2,543	$0.03													$2,543	$0.02
Economic Mark-to-Market	$8,662	$0.11	$0	$0.00	($160)	$0.00	$0	$0.00	$9,311	$0.12	($489)	$0.00	$0	$0.00	$0	$0.00

Total Adjustments	$17,101	$0.21	$0	$0.00	($160)	$0.00	$0	$0.00	$9,311	$0.12	($489)	$0.00	$0	$0.00	$8,439	$0.09

Net Ongoing Earnings Available to Common Shareholders	$75,378	$0.96	$34,053	$0.44	$4,679	$0.06	$15,584	$0.20	$16,560	$0.21	$14,505	$0.19	$7,349	$0.09	($17,352)	$(0.23)

Average Diluted Shares         78,151

Reconciliation of GAAP to Ongoing Earnings
Year-to-Date September 2006

	PNM Resources		PNM Electric		PNM Gas		TNMP Electric		Wholesale		First Choice Power		EnergyCo		Corp./Other
	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted	Earnings (in '000s)	EPS Diluted
Net Earnings Available to Common Shareholders	$85,504	$1.23	$32,116	$0.46	$552	$0.01	$9,995	$0.14	$32,182	$0.46	$29,184	$0.42	$0	$0.00	($18,525)	($0.26)

Adjustments to reconcile net earnings to net ongoing earnings (net of income tax efffects):

Acquisition Integration Costs	$2,277	$0.03	$0	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$0	$0.00	$2,277	$0.00
Economic Mark-to-Market	$915	$0.01	$0	$0.00	$0	$0.00	$0	$0.00	$915	$0.01	$0	$0.00	$0	$0.00	$0	$0.00

Total Adjustments	$3,192	$0.04	$0	$0.00	$0	$0.00	$0	$0.00	$915	$0.01	$0	$0.00	$0	$0.00	$2,277	$0.03

Net Ongoing Earnings Available to Common Shareholders	$88,696	$ 1.27	$32,116	$0.46	$552	$0.01	$9,995	$0.14	$33,097	$0.47	$29,184	$0.42	$0	$0.00	($16,248)	$(0.23)

Average Diluted Shares         69,784

11-1-07 Preliminary and unaudited

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(As Restated)		(As Restated)
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$569,566	$580,967	$1,511,749	$1,506,786
Gas	59,537	69,001	351,162	345,346
Other	334	197	708	503
Total operating revenues	629,437	650,165	1,863,619	1,852,635

Operating Expenses:
Cost of energy sold	408,981	366,688	1,144,034	1,099,160
Administrative and general	69,256	69,599	204,803	201,215
Energy production costs	57,669	38,813	157,749	120,762
Depreciation and amortization	36,714	39,899	116,851	112,182
Transmission and distribution costs	20,858	19,723	65,619	60,087
Taxes other than income taxes	14,263	18,382	51,886	53,607
Total operating expenses	607,741	553,104	1,740,942	1,647,013
Operating income	21,696	97,061	122,677	205,622

Other Income and Deductions:
Interest income	10,053	9,902	27,882	28,969
Gains (losses) on investments held by NDT	3,897	(166)	6,898	1,888
Other income	1,686	1,333	5,613	4,368
Equity in net earnings of EnergyCo	10,556	-	12,166	-
Carrying charges on regulatory assets	-	2,038	-	6,015
Other deductions	(2,056)	(1,519)	(8,572)	(5,532)
Net other income and deductions	24,136	11,588	43,987	35,708

Interest Charges:
Interest on long-term debt	25,167	24,108	67,910	70,906
Other interest charges	10,088	16,063	35,084	34,326
Total interest charges	35,255	40,171	102,994	105,232

Earnings before Income Taxes	10,577	68,478	63,670	136,098

Income Taxes	2,073	24,826	4,997	50,198

Preferred Stock Dividend Requirements of Subsidiary	132	132	396	396

Net Earnings	$8,372	$43,520	$58,277	$85,504

Net Earnings per Common Share:
Basic	$0.11	$0.62	$0.76	$1.24
Diluted	$0.11	$0.62	$0.75	$1.23
Dividends Declared per Common Share	$0.23	$0.22	$0.69	$0.66

      PNM RESOURCES, INC. AND SUBSIDIARIES
        PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change	%	2007	2006	Change	%
	(In millions, except customers)				(In millions, except customers)
Residential	$78.0	$60.8	$17.2	28.3	$204.2	$168.1	$36.1	21.5
Commercial	85.7	70.9	14.8	20.9	223.6	193.6	30.0	15.5
Industrial	25.7	16.7	9.0	53.9	74.9	47.1	27.8	59.0
Transmission	10.1	7.7	2.4	31.2	27.0	21.9	5.1	23.3
Other	6.5	5.6	0.9	16.1	17.6	16.1	1.5	9.3
	$206.0	$161.7	$44.3	27.4	$547.3	$446.8	$100.5	22.5
Average customers (thousands)	490.0	431.5	58.5	13.6	488.3	428.6	59.7	13.9

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change	%	2007	2006	Change	%
	(Gigawatt hours)				(Gigawatt hours)
Residential	945.9	756.4	189.5	25.1	2,471.5	2,092.3	379.2	18.1
Commercial	1,181.3	1,008.9	172.4	17.1	3,050.9	2,741.8	309.1	11.3
Industrial	488.6	353.4	135.2	38.3	1,453.1	1,000.0	453.1	45.3
Other	79.9	71.8	8.1	11.3	199.7	198.2	1.5	0.8
	2,695.7	2,190.5	505.2	23.1	7,175.2	6,032.3	1,142.9	18.9

        PNM RESOURCES, INC. AND SUBSIDIARIES
          PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006(1)	Change	%	2007	2006(1)	Change	%
	(In millions, except customers)				(In millions, except customers)
Residential	$23.4	$28.8	$(5.4)	(18.8)	$53.8	$68.8	$(15.0)	(21.8)
Commercial	19.2	24.2	(5.0)	(20.7)	52.9	66.7	(13.8)	(20.7)
Industrial	2.1	7.5	(5.4)	(72.0)	5.6	30.1	(24.5)	(81.4)
Other	8.0	9.7	(1.7)	(17.5)	24.8	28.8	(4.0)	(13.9)
	$52.7	$70.2	$(17.5)	(24.9)	$137.1	$194.4	$(57.3)	(29.5)
Average customers (thousands) (2)	226.8	273.5	(46.7)	(17.1)	225.8	272.3	(46.5)	(17.1)

(1)	The customer class revenues and the average customer count have been reclassified.

(2)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include 135,325 and 152,327 customers of TNMP Electric for the three months ended September 30, 2007 and 2006 and 139,388 and 155,374 customers for the nine months ended September 30, 2007 and 2006 who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

        PNM RESOURCES, INC. AND SUBSIDIARIES
         PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006(2)	Change	%	2007	2006(2)	Change	%
	(Gigawatt hours(1))				(Gigawatt hours(1))
Residential	860.4	919.7	(59.3)	(6.4)	1,978.7	2,158.0	(179.3)	(8.3)
Commercial	664.8	757.2	(92.4)	(12.2)	1,687.6	2,012.1	(324.5)	(16.1)
Industrial	543.7	528.5	15.2	2.9	1,424.9	1,546.6	(121.7)	(7.9)
Other	26.4	32.6	(6.2)	(19.0)	74.5	93.3	(18.8)	(20.2)
	2,095.3	2,238.0	(142.7)	(6.4)	5,165.7	5,810.0	(644.3)	(11.1)

(1)
The GWh sales reported above include 651.4 and 726.0 GWhs for the three months ended September 30, 2007 and 2006 and 1,611.7 and 1,836.0 GWhs for the nine months ended September 30, 2007 and 2006 used by customers of TNMP Electric respectively, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

(2)	The customer class sales have been reclassified.

        PNM RESOURCES, INC. AND SUBSIDIARIES
        PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Gas operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change	%	2007	2006	Change	%
	(In millions, except customers)				(In millions, except customers)
Residential	$31.4	$34.6	$(3.2)	(9.2)	$232.1	$214.7	$17.4	8.1
Commercial	10.4	12.3	(1.9)	(15.4)	71.1	69.7	1.4	2.0
Industrial	0.5	1.0	(0.5)	(50.0)	1.5	3.2	(1.7)	(53.1)
Transportation(1)	2.5	2.7	(0.2)	(7.4)	10.9	10.1	0.8	7.9
Other	14.7	18.6	(3.9)	(21.0)	35.7	48.0	(12.3)	(25.6)
	$59.5	$69.2	$(9.7)	(14.0)	$351.3	$345.7	$5.6	1.6
Average customers (thousands)	490.0	481.1	8.9	1.8	490.8	481.1	9.7	2.0

(1)	Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change	%	2007	2006	Change	%
	(Thousands of Decatherms)				(Thousands of Decatherms)
Residential	2,244	2,450	(206)	(8.4)	20,015	17,471	2,544	14.6
Commercial	1,138	1,320	(182)	(13.8)	7,288	6,877	411	6.0
Industrial	65	129	(64)	(49.6)	178	395	(217)	(54.9)
Transportation(1)	9,784	8,769	1,015	11.6	30,733	29,171	1,562	5.4
Other	1,774	2,327	(553)	(23.8)	3,599	5,394	(1,795)	(33.3)
	15,005	14,995	10	0.1	61,813	59,308	2,505	4.2

(1)	Customer-owned gas.

        PNM RESOURCES, INC. AND SUBSIDIARIES
       PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows Wholesale operating revenues by type of sale, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change	%	2007	2006	Change	%
	(In millions)				(In millions)
Long-term sales	$48.1	$91.4	$(43.3)	(47.4)	$201.1	$196.6	$4.5	2.3
Short-term sales	156.0	113.3	42.7	37.7	331.6	342.1	(10.5)	(3.1)
	$204.1	$204.7	$(0.6)	(0.3)	$532.7	$538.7	$(6.0)	(1.1)

The following table shows Wholesale GWh sales by type:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006	Change	%	2007	2006	Change	%
	(Gigawatt hours)				(Gigawatt hours)
Long-term sales	867.8	1,319.0	(451.2)	(34.2)	3,214.4	2,999.9	214.5	7.2
Short-term sales	2,270.5	1,719.1	551.4	32.1	5,411.3	5,509.0	(97.7)	(1.8)
	3,138.3	3,038.1	100.2	3.3	8,625.7	8,508.9	116.8	1.4

        PNM RESOURCES, INC. AND SUBSIDIARIES
       PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006(1)	Change	%	2007	2006(1)	Change	%
	(In millions, except customers)				(In millions, except customers)
Residential	$124.1	$119.1	$5.0	4.2	$298.1	$267.9	$30.2	11.3
Mass-market	16.2	23.2	(7.0)	(30.2)	50.5	65.9	(15.4)	(23.4)
Mid-market	40.5	37.7	2.8	7.4	109.5	93.3	16.2	17.4
Trading gains (losses)	(5.7)	1.4	(7.1)	(507.1)	(7.3)	7.1	(14.4)	(202.8)
Other	2.6	5.6	(3.0)	(53.6)	12.5	12.8	(0.3)	(2.3)
	$177.7	$187.0	$(9.3)	(5.0)	$463.3	$447.0	$16.3	3.6
Actual customers (thousands) (2,3)	258.6	243.4	15.2	6.2	258.6	243.4	15.2	6.2

(1)	The customer class revenues and the customer counts have been reclassified to be consistent with the current year presentation.

(2)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(3)
Due to the competitive nature of First Choice’s business, actual customer count at September 30 is presented in the table above as a more representative business indicator than the average customers that are shown in the table for TNMP customers.

        PNM RESOURCES, INC. AND SUBSIDIARIES
       PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2007	2006(2)	Change	%	2007	2006(2)	Change	%
	(Gigawatt hours (1))				(Gigawatt hours (1))
Residential	886.5	847.3	39.2	4.6	2,139.5	1,911.5	228.0	11.9
Mass-market	101.3	157.6	(56.3)	(35.7)	312.7	440.4	(127.7)	(29.0)
Mid-market	348.9	345.3	3.6	1.0	944.5	846.5	98.0	11.6
Other	11.3	5.2	6.1	117.3	21.6	15.5	6.1	39.4
	1,348.0	1,355.4	(7.4)	(0.5)	3,418.3	3,213.9	204.4	6.4

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)	The customer class sales have been reclassified to be consistent with current year presentation.